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                                                                     EXHIBIT 5.1

                                  May 9, 2003

Universal Tanning Ventures, Inc.
600 East Altamonte Drive, Unit 1050
Altamonte Springs, Florida 32701

Ladies and Gentlemen:

     In connection with the Registration Statement on Form SB-2 and the amendments thereto (collectively the "Registration Statement") filed by Universal Tanning Ventures, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to the public offering by the Company of up to 1,000,000 shares (the "Shares") of its common stock, par value $0.0001 (the "Common Stock"), we, as legal counsel for the Company, have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purpose of this opinion. Our opinion set forth below is limited to Delaware law.

     We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws and the laws of any foreign jurisdictions.

     In the examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, we advise you that, in our opinion, the Shares have been duly and validly authorized and, when issued and sold in the manner contemplated by the Registration Statement, and upon receipt by the Company of payment therefore as provided therein, the shares will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

                                              Sincerely,


                                              /s/ GREENBERG TRAURIG, P.A.